UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 02, 2026

American Healthcare REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41951	47-2887436
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18191 Von Karman Avenue, Suite 300
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 270-9200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On September 2, 2026, we announced the appointment of Aric Chang as our Chief Financial Officer, effective October 1, 2026, following the September 2, 2026 notification by Brian S. Peay of his decision to retire as Chief Financial Officer, effective September 30, 2026.

Aric Chang, age 47, has served as Chief Financial Officer, Real Estate at Public Storage (NYSE: PSA), an S&P 500 real estate company, since May 2023, where he has led teams spanning real estate and corporate finance, financial planning and analysis, investment underwriting and real estate data analytics. Mr. Chang’s career has spanned public and private markets since 2001. Prior to joining Public Storage in 2023, he held senior finance positions at multiple publicly traded real estate investment trust, or REITs, including Rexford Industrial Realty, Inc., an industrial REIT, where he served as Senior Vice President, Investor Relations and Capital Markets from August 2022 to April 2023, and Rouse Properties, Inc., a mall and retail REIT, where he managed corporate finance and debt restructuring from 2013 to 2015, prior to that company’s acquisition by Brookfield. From 2015 to August 2022, Mr. Chang served as Executive Director, Research & Strategy at J.P. Morgan Asset Management, a real estate investment platform managing over $80 billion of assets across multiple equity and debt strategies. Earlier in his career, he held senior REIT research roles at Green Street Advisors and Oak Hill REIT Management, a real estate long/short hedge fund sponsored by the Robert M. Bass family office. Mr. Chang holds a B.S. in Economics from the Wharton School at the University of Pennsylvania and an M.B.A. from Columbia Business School.

In connection with Mr. Chang’s appointment, following approval by our Board of Directors, or the Board, upon the recommendation of the Compensation Committee of the Board, or the Compensation Committee, we and Mr. Chang entered into an employment letter on September 2, 2026, or the Chang Offer Letter, memorializing the terms of his employment, which includes the following compensation elements: (i) an annual base salary of $500,000; (ii) a target annual bonus opportunity equal to 100% of Mr. Chang’s base salary, pro-rated based on his period of service during 2026; (iii) beginning in 2027, an annual long-term incentive award with a target grant date fair value of $1,000,000, delivered 50% in restricted stock units and 50% in performance-based restricted stock units and (iv) participation in the American Healthcare Opps Holdings, LLC Executive Severance and Change in Control Plan. Additionally, as an inducement for Mr. Chang to join our company, he will also receive a cash payment of $310,000, payable within 30 days following his start date. The description of the Chang Offer Letter is qualified in its entirety by the Chang Offer Letter attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In order to support the transition of his duties, Mr. Peay will serve as a non-employee consultant from his retirement date through April 15, 2027, or the Consulting Period. Pursuant to the terms of a transition and separation agreement and general release between our company and Mr. Peay, dated September 2, 2026, or the Transition Agreement, as compensation for his services as a consultant and in exchange for a release of claims in favor of our company, Mr. Peay will receive a consulting payment equal to his base salary through the remainder of 2026, payout under our 2026 short-term incentive program equal to 150% of his 2026 base salary, accelerated vesting of 18,159 shares of restricted stock that were granted to Mr. Peay on February 9, 2024 and a payment of $45,000 as reimbursement for the expected health continuation premiums to be incurred by Mr. Peay under COBRA. In addition, Mr. Peay’s outstanding equity awards will continue to vest during the Consulting Period. The description of the Transition Agreement is qualified in its entirety by the Transition Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Peay’s decision to retire is not as a result of any disagreement with our company on any matter relating to our operations, policies or practices. There are no arrangements or understandings between Mr. Chang and any other persons pursuant to which he was selected as an officer of our company. There are no family relationships between Mr. Chang and any director or executive officer of our company and there are no transactions involving our company that would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On September 2, 2026, we issued a press release relating to the matters described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Letter, dated as of September 2, 2026, by and between American Healthcare REIT, Inc. and Aric Chang*
10.2	Transition and Separation Agreement and General Release, dated September 2, 2026, by and among, American Healthcare REIT, Inc., American Healthcare Opps Holdings, LLC and Brian S. Peay^
99.1	American Healthcare REIT, Inc. Press Release, September 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain information in this exhibit has been redacted pursuant to Item 601(a)(6) of Regulation S-K.

^ Certain information in this exhibit has been redacted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.

Date:	September 2, 2026	By:	/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson Title: Chief Executive Officer and Chairman of the Board of Directors